                                                                    EXHIBIT 10.3

          POLYCON INVESTMENTS, INC. D/B/A CYBEX EMPLOYMENT SERVICES CO.

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

         THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of July 1, 1999, by and among PolyCon Investments, Inc., a Texas corporation d/b/a Cybex Employment Services Co. (the "Employer"), Cybex Computer Products Corporation, an Alabama corporation (the "Cybex"), and Douglas
E. Pritchett (the "Employee").

                                    RECITALS

         WHEREAS, the Employer is a wholly owned subsidiary of Cybex engaged in the business of leasing employees to Cybex;

         WHEREAS, Cybex is engaged in the business of developing, producing, and marketing keyboard, video monitor, and mouse switch and extension products for use in the computer industry; and

         WHEREAS, the Employer desires to employ the Employee and the Employee is willing to accept such employment by the Employer, on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

                  THE PARTIES HERETO AGREE AS FOLLOWS:

         1. DUTIES. During the term of this Agreement, the Employee agrees to be employed by the Employer and agrees to serve Cybex as its Senior Vice President - Finance, Chief Financial Officer, Treasurer and Assistant Secretary, and the Employer agrees to employ the Employee and to lease the Employee to Cybex to serve Cybex in such capacities. The Employee shall devote such of his business time, energy and skill to the affairs of the Employer and Cybex as shall be necessary to perform the duties of the Senior Vice President - Finance, Chief Financial Officer, Treasurer and Assistant Secretary of Cybex. The Employee shall report to the President of the Employer and of Cybex and to the Boards of Directors of the Employer and Cybex and at all times during the term of this Agreement shall have powers and duties at least commensurate with his position as Senior Vice President - Finance, Chief Financial Officer, Treasurer and Assistant Secretary of Cybex. The Employee's principal place of business with respect to his services to the Employer and Cybex shall be within the proximity of Huntsville, Alabama.

         2.       TERM OF EMPLOYMENT.

                  2.1 DEFINITIONS. For purposes of this Agreement the following terms shall have the following meanings:

                           (a)      "TERMINATION FOR CAUSE" shall mean
termination by the Employer of the Employee's employment by the Employer by reason of the Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Employer or Cybex or by reason of the Employee's willful material breach of this Agreement which has resulted in material injury to the Employer or Cybex.

                           (b)      "TERMINATIONS OTHER THAN FOR CAUSE" shall
mean termination by the Employer of the Employee's employment by the Employer (other than in a Termination for Cause) and shall include constructive termination of the Employee's employment by reason of material breach of this Agreement by the Employer, such constructive termination to be effective upon thirty (30) days written notice from the Employee to the Employer of such constructive termination.

                           (c)      "VOLUNTARY TERMINATION" shall mean
termination by the Employee of the Employee's employment by the Employer other than (i) constructive termination as described in subsection 2.1(b), (ii) "Termination Upon a Change in Control," and (iii) termination by reason of the Employee's disability or death as described in Sections 2.5 and 2.6.

                           (d)      "TERMINATION UPON A CHANGE IN CONTROL" shall
mean a termination by the Employee of the Employee's employment with the Employer or services to Cybex following a "Change in Control."

                           (e)      "CHANGE IN CONTROL" shall mean any one of
the following events:

                                    (i)      Any person (other than an existing
member of the Board of Directors of Cybex) acquires beneficial ownership of Cybex securities and is or thereby becomes a beneficial owner of securities entitling such person to exercise twenty-five percent (25%) or more of the combined voting power of Cybex then outstanding stock. For purposes of this Agreement, "beneficial ownership" shall be determined in accordance with Regulation 13D under the Securities Exchange Act of 1934, or any similar successor regulation or rule; and the term "person" shall include any natural person, corporation, partnership, trust or association, or any group or combination thereof, whose ownership of Cybex securities would be required to be reported under such Regulation 13D, or any similar successor regulation or rule.

                                    (ii)     Within any twenty-four (24) month
period, individuals who were Directors of Cybex at the beginning of such period, together with any other Directors first elected as directors of Cybex pursuant to nominations approved or ratified by at least two-thirds (2/3) of the Directors in office immediately prior to such respective elections, cease to constitute a majority of the Board of Directors of Cybex.

                                    (iii)    Cybex's stockholders approve:

                                             (1) any consolidation or merger of
Cybex in which Cybex is not the continuing or surviving corporation or pursuant to which shares of Cybex common stock would be converted into cash, securities or other property, other than a merger or consolidation of Cybex in which the holders of Cybex's common stock immediately prior to the merger or consolidation have substantially the same proportionate ownership and voting control of the surviving corporation immediately after the merger or consolidation; or

                                             (2) any sale, lease, exchange,
liquidation or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Cybex.

Notwithstanding subparagraphs (e)(iii)(1) and (e)(iii)(2) above, the term "Change in Control" shall not include a consolidation, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of Cybex is owned, directly or indirectly, by a holding company, and the holders of Cybex's common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of the holding company.

                  2.2 BASIC TERM. The term of employment of the Employee by the Employer shall be for the period beginning on July 1, 1999 and ending on March 31, 2004, unless terminated earlier pursuant to this Section 2. At any time before March 31, 2004, the Employer and the Employee may by mutual written agreement extend the Employee's employment under the terms of this Agreement for such additional periods as they may agree.

                  2.3 TERMINATION FOR CAUSE. Termination For Cause may be effected by the Employer at any time during the term of this Agreement and shall be effected by thirty (30) days written notification to the Employee from the Board of Directors of the Employer stating the reason for termination. Upon Termination For Cause, the Employee immediately shall be paid all accrued salary, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Cybex or the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but the Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

                  2.4 TERMINATION OTHER THAN FOR CAUSE. Notwithstanding anything else in this Agreement, the Employer may effect a Termination Other Than For Cause at any time upon giving thirty (30) days written notice to the Employee of such termination. Upon any Termination Other Than For Cause, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Cybex or the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.2, but no other compensation or reimbursement of any kind.

                  2.5 TERMINATION BY REASON OF DISABILITY. If, during the term of this Agreement, the Employee, in the reasonable judgment of the Board of Directors of the Employer, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than six (6) consecutive months, the Employer shall have the right to terminate the Employee's employment hereunder by delivery of written notice to the Employee at any time after such six month period and payment to the Employee of all accrued salary, bonus compensation in an amount equal to the average annual bonus earned by the Employee in the two
(2) years immediately preceding the date of termination, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Cybex or the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans (including accelerated vesting of any awards granted to the Employee under Cybex's stock option plans), accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, with the exception of medical and dental benefits which shall continue through the expiration of this Agreement, but the Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

                  2.6 TERMINATION BY REASON OF DEATH. In the event of the Employee's death during the term of this Agreement, the Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Employer shall pay to his estate or such beneficiaries as the Employee may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Cybex or the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans (including accelerated vesting of any awards granted to the Employee under Cybex's stock option plans), accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but the Employee's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

                  2.7 VOLUNTARY TERMINATION. Notwithstanding anything else in this Agreement, the Employee may effect a Voluntary Termination at any time upon giving thirty (30) days written notice to the Employer of such termination. In the event of a Voluntary Termination, the Employer shall immediately pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Cybex or the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

                  2.8 TERMINATION UPON A CHANGE IN CONTROL. In the event of a Termination Upon a Change in Control, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Cybex or the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans (including accelerated vesting of any awards granted to the Employee under Cybex's stock option plans), accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.1, but no other compensation or reimbursement of any kind.

         3.       SALARY, BENEFITS AND BONUS COMPENSATION.

                  3.1 BASE SALARY. As payment for the services to be rendered by the Employee as provided in Section 1 and subject to the terms and conditions of Section 2, the Employer agrees to pay to the Employee a "Base Salary" at the rate of $150,000.00 per annum, payable in equal bi-weekly installments. The Base Salary for each year (or proration thereof) beginning April 1, 2000, shall be determined by the Board of Directors of Employer upon a recommendation from the Compensation Committee of Cybex (the "Compensation Committee"), which shall authorize an increase in the Employee's Base Salary in an amount which, at a minimum, shall be equal to the cumulative cost-of-living increment on the Base Salary as reported in the "Consumer Price Index, Huntsville, Alabama, All Items," published by the U.S. Department of Labor (using January 1, 1999, as the base date for computation). The Employee's Base Salary shall be reviewed annually by the Board of Directors and the Compensation Committee.

                  3.2 BONUSES. The Employee shall be eligible to receive a bonus for each year (or portion thereof) during the term of this Agreement and any extensions thereof, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors based upon its evaluation of the Employee's performance during such year. All such bonuses shall be payable during the last month of the fiscal year or within forty-five
(45) days after the end of the fiscal year to which such bonus relates. All such bonuses shall be reviewed annually by the Compensation Committee.

                  3.3 ADDITIONAL BENEFITS. During the term of this Agreement, the Employee shall be entitled to the following fringe benefits:

                           (a)      THE EMPLOYEE BENEFITS. The Employee shall be
eligible to participate in such of Cybex's and the Employer's benefits and deferred compensation plans as are now generally available or later made generally available to executive officers of Cybex or the Employer, including, without limitation, Cybex's stock option plans, Section 401(k) plan, profit sharing plans, annual physical examinations, dental and medical plans, personal catastrophe and disability insurance, retirement plans and supplementary executive retirement plans, if any. For purposes of establishing the length of service under any benefit plans or programs of Cybex or the Employer, the Employee's employment with the Employer will be deemed to have commenced on the date that Employee first commenced employment with Cybex.

                           (b)      VACATION. The Employee shall be entitled to
vacation in accordance with the Employer's vacation policy but in no event less than three weeks during each year of this Agreement.

                           (c)      LIFE INSURANCE. For the term of this
Agreement and any extensions thereof, the Employer shall at its expense procure and keep in effect term life insurance on the life of the Employee, payable to such beneficiaries as the Employee may from time to time designate, in an aggregate amount equal to the lesser of (i) three times the Employee's Base Salary or (ii) $500,000. Such policy shall be owned by the Employee or by any person or entity with an insurable interest in the life of the Employee.

                           (d)      REIMBURSEMENT FOR EXPENSES. During the term
of this Agreement, the Employer shall reimburse the Employee for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by the Employee in connection with his duties under this Agreement.

         4.       SEVERANCE COMPENSATION.

                  4.1 SEVERANCE COMPENSATION IN THE EVENT OF A TERMINATION UPON A CHANGE IN CONTROL. In the event the Employee's employment is terminated in a Termination Upon a Change in Control, the Employee shall be paid as severance compensation his Base Salary (at the rate payable at the time of such termination) for a period of 12 months from the date of termination of this Agreement, on the dates specified in Section 3.1, and an amount equal to the average annual bonus earned by the Employee in the two (2) years immediately preceding the date of termination. Notwithstanding anything in this Section 4.1 to the contrary, the Employee may in the Employee's sole discretion, by delivery of a notice to the Employer within thirty (30) days following a Termination Upon a Change in Control, elect to receive from the Employer a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Employee pursuant to this Section
4.1. Such present value shall be determined as of the date of delivery of the notice of election by the Employee and shall be based on a discount rate equal to the interest rate of 90-day U.S. Treasury bills, as reported in the Wall Street Journal (or similar publication), on the date of delivery of the election notice. If the Employee elects to receive a lump sum severance payment, the Employer shall make such payment to the Employee within ten (10) days following the date on which the Employee notifies the Employer of the Employee's election. The Employee shall also be entitled to an accelerated vesting of any awards granted to the Employee under Cybex's stock option plans. The Employee shall be provided with medical plan benefits under any health plans of Cybex or the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans for a period of 12 months from the date of termination of this Agreement; provided, however, that the benefits under any such plans of Cybex or the Employer in which the Employee is a participant, including any such perquisites, shall cease upon employment by a new employer.

                  4.2 SEVERANCE COMPENSATION IN THE EVENT OF A TERMINATION OTHER THAN FOR CAUSE. In the event the Employee's employment is terminated in a Termination Other Than for Cause, the Employee shall be paid as severance compensation his Base Salary (at the rate payable at the time of such termination) for a period of 12 months from the date of such termination, on the dates specified in Section 3.1, and an amount equal to the average annual bonus earned by the Employee in the two (2) years immediately preceding the date of termination. Notwithstanding anything in this Section 4.2 to the contrary, the Employee may in the Employee's sole discretion, by delivery of a notice to the Employer within thirty (30) days following a Termination Other Than for Cause, elect to receive from the Employer a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Employee pursuant to this Section 4.2. Such present value shall be determined as of the date of delivery of the notice of election by the Employee and shall be based on a discount rate equal to the interest rate on 90-day U.S. Treasury bills, as reported in the Wall Street Journal (or similar publication), on the date of delivery of the election notice. If the Employee elects to receive a lump sum severance payment, the Employer shall make such payment to the Employee within ten (10) days following the date on which the Employee notifies the Employer of the Employee's election. The Employee shall also be entitled to an accelerated vesting of any awards granted to the Employee under Cybex's stock option plans.

                  4.3 NO SEVERANCE COMPENSATION UNDER OTHER TERMINATION. In the event of a Voluntary Termination, Termination For Cause, termination by reason of the Employee's disability pursuant to Section 2.5, or termination by reason of the Employee's death pursuant to Section 2.6, the Employee or his estate shall not be paid any severance compensation.

         5. NON-COMPETITION OBLIGATIONS. Unless waived or reduced by the Company, during the term of this Agreement and for a period of 12 months thereafter, Employee will not, without the Employer's and Cybex's prior written consent, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity in the United States, Canada or Europe which is substantially similar to or in direct competition with any of the business activities of or services provided by the Employer or Cybex at such time. Notwithstanding the foregoing, the ownership by the Employee of not more than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on The Nasdaq Stock Market shall not be deemed, in and of itself, to violate the prohibitions of this Section 5.

         6.       MISCELLANEOUS.

                  6.1 PAYMENT OBLIGATIONS. If litigation after a Change in Control shall be brought to enforce or interpret any provision contained herein, the Employer, to the extent permitted by applicable law and the Employer's Articles of Incorporation and Bylaws, hereby indemnifies the Employee for the Employee's reasonable attorneys' fees and disbursements incurred in such litigation.

                  6.2 GUARANTEE. Cybex hereby unconditionally and irrevocably guarantees the payment obligations of the Employer under this Agreement, including, without limitation, the Employer's obligations under
Section 6.1 hereof.

                  6.3 WITHHOLDINGS. All compensation and benefits to the Employee hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

                  6.4 WAIVER. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

                  6.5 ENTIRE AGREEMENT; MODIFICATIONS. Except as otherwise provided herein, this Agreement represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral with respect to the subject matter hereof including without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to the Employee from the Employer. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

                  6.6 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon hand delivery to an officer of the Employer or the Employee, as the case may be, or upon three (3) days after mailing to the respective persons named below:

               If to the Employer:       PolyCon Investments, Inc. d/b/a/ Cybex
                                         Employment Services Co.
                                         4991 Corporate Drive
                                         Huntsville, Alabama 35805
                                         Phone:  (256) 430-4000
                                         Fax:  (256) 430-4017

               If to Cybex:              Cybex Computer Products Corporation
                                         4991 Corporate Drive
                                         Huntsville, Alabama 35805
                                         Phone:   (256) 430-4000
                                         Fax:  (256) 430-4017

               If to the Employee:       Mr. Douglas E. Pritchett
                                         724 Mullins Hill Circle

                                          Huntsville, Alabama 35802
                                          Phone:  (256) 650-2304

Any party may change such party's address for notices by notice duly given pursuant to this Section 6.6.

                  6.7 HEADINGS. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

                  6.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

                  6.9 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in Huntsville, Alabama, in accordance with the Rules of the American Arbitration Association, and judgment upon any proper award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be three (3) arbitrators, one (1) to be chosen directly by each party at will, and the third arbitrator to be selected by the two (2) arbitrators so chosen. To the extent permitted by the Rules of the American Arbitration Association, the selected arbitrators may grant equitable relief. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys, and the expenses of his witnesses and all other expenses connected with the presentation of his case. The cost of the arbitration including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne equally by the parties.

                  6.10 SEVERABILITY. If a court or other body of competent jurisdiction determines that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

                  6.11 SURVIVAL OF EMPLOYER'S OBLIGATIONS. The Employer's obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to the Employer. This Agreement shall not be terminated by any merger or consolidation or other reorganization of the Employer. In the event any such merger, consolidation or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon and inure to the benefit of the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by the Employer (except to an affiliate of the Employer in which event the Employer shall remain liable if the affiliate fails to meet any obligations to make payments or provide benefits or otherwise) or by the Employee.

                  6.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

                  6.13 INDEMNIFICATION. In addition to any rights to indemnification to which the Employee is entitled to under the Employer's Articles of Incorporation and Bylaws, the Employer shall indemnify the Employee at all times during and after the term of this Agreement to the maximum extent permitted under the corporation laws of the State of Texas and any other applicable state law, and shall pay the Employee's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding, to the maximum extent permitted under such applicable state laws.

                            (Signature Page Follows)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                    POLYCON INVESTMENTS, INC. D/B/A
                                    CYBEX EMPLOYMENT SERVICES CO.



                                    By       /s/ JULIE YARBROUGH
                                      -----------------------------------------
                                    Its:  President


                                    CYBEX COMPUTER PRODUCTS
                                    CORPORATION



                                    By       /s/ STEPHEN F. THORNTON
                                      -----------------------------------------
                                    Its: President and Chief Executive Officer



                                     EMPLOYEE


                                     /s/ DOUGLAS E. PRITCHETT
                                     ------------------------------------------
                                     Douglas E. Pritchett



                                       10